EXHIBIT 5.1
Gibson, Dunn & Crutcher LLP
September 18, 2006

(310) 552-8500	C 94024-00739

Virco Mfg. Corporation
2027 Harpers Way
Torrance, CA 90501

Re:	Virco Mfg. Corporation
Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to Virco Mfg. Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (as it may be amended from time to time, the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration for resale of 1,340,051 shares of common stock, par value $0.01 per share (the “Common Stock”). The Registration Statement includes 1,072,041 shares of Common Stock (the “Issued Shares”) issued pursuant to a stock purchase agreement dated as of June 6, 2006 (the “Stock Purchase Agreement”) among the Company and the purchasers named therein (the “Purchasers”) and 268,010 shares (the “Warrant Shares”) of Common Stock to be issued upon the exercise of a warrant agreement (the “Warrant Agreement”) dated as of June 6, 2006 between the Company and each of the Purchasers. The Issued Shares and the Warrant Shares are collectively referred to herein as the “Shares”.
     In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed, with your permission, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. To the extent that our opinions may be dependent upon such matters, we have assumed that the Purchasers have all requisite power and authority to execute, deliver and perform their obligations under, and have duly executed and delivered, the Stock Purchase Agreement and the Warrant Agreement. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.
     Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized, the Issued Shares previously issued by the Company were validly issued, fully paid and nonassessable when issued and, when issued, delivered to and paid for by the Purchasers in accordance with the terms of the Stock Purchase Agreement and the Warrant Agreement, the Warrant Shares will be validly issued, fully paid and nonassessable.
     The opinion expressed above are subject to the following exceptions, qualifications, limitations and assumptions:
     A. The opinion above is limited to the Delaware General Corporation Law and reported judicial decisions interpreting those laws.
     B. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of California, the United States of America and the Delaware General Corporation Law. This opinion is limited to the effect of the current state of the laws of the State of California, the United States of America and the Delaware General Corporation Law and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.
     The opinion expressed above is solely for your benefit in connection with the transactions contemplated by the Stock Purchase Agreement and the Warrant Agreement and is not to be used for any other purpose or circulated, quoted or otherwise referred to without, in each case, our written permission.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our Firm under the heading “Legal Matters” in the Registration Statement and prospectus which forms a part thereof. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours, GIBSON, DUNN & CRUTCHER LLP

RKM/rls